QuickLinks -- Click here to rapidly navigate through this document

OPTION ELECTION
To Exercise Options and to Deposit Shares of Common Stock
of
Frisco Bay Industries Ltd.
Pursuant to the Offers To Purchase
all of the outstanding shares of Common Stock and
all of the outstanding shares of Class A Common Stock of
Frisco Bay Industries Ltd.
at
U.S.$15.25 in cash per share
by
6181708 Canada Inc.,
an indirect wholly owned subsidiary of
The Stanley Works

IMPORTANT—PLEASE READ CAREFULLY
IF YOU DO NOT COMPLETE AND RETURN THIS DOCUMENT
ON TIME, YOUR OPTIONS WILL NOT BE EXERCISED
AND YOU WILL RECEIVE NO VALUE THEREFOR IN CONNECTION WITH THE OFFERS
SIGNATURE REQUIRED ON FINAL PAGE

Dear Option Holder:

        6181708 Canada Inc. (the "Offeror"), an indirect wholly owned subsidiary of The Stanley Works ("Parent"), has made offers (the "Offers") to purchase all of the outstanding shares of Common Stock (the "Common Shares") and all of the outstanding shares of Class A Common Stock (the "Class A Shares," and together with the Common Shares, the "Shares") of Frisco Bay Industries Ltd. (the "Company") at a purchase price of U.S.$15.25 per Share (such price per Share, the "Offer Price"). The Offers To Purchase and Circular dated January 30, 2004, and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offering Materials"), copies of which are enclosed with this Option Election, describe the Offers in greater detail.

        Capitalized terms used but not defined in this Option Election have the meanings set forth in the Offering Materials.

        The Offers are being made in connection with a Support Agreement (the "Support Agreement"), dated as of January 19, 2004, among the Offeror, Parent and the Company. Under the Support Agreement, holders of options (whether or not vested) to purchase Common Shares (the "Options") granted under the Frisco Bay Industries Ltd. Stock Incentive Plan (the "Plan") who submit a valid Option Election to the Company prior to the Expiry Time will be able (contingent on the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer) to exercise their Options effective as of immediately prior to the Expiry Time and to deposit the Common Shares issuable upon such exercise under the Common Shares Offer. All Option exercises must be effected through the Company. A holder of an Option who wishes to participate in the Common Shares Offer must submit to the Company a duly completed and signed Option Election pursuant to which such holder will be deemed, immediately prior to the Expiry Time (and conditioned upon the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer), to have (i) exercised all of such holder's Options and (ii) then deposited such Common Shares pursuant to the Common Shares Offer.

        Prior to the commencement of the Offers, the Board of Directors of the Company adopted resolutions and took such other actions as were required to authorize on behalf of the Company the amendment of each agreement pursuant to which Options were granted under the Plan to provide for the acceleration of the vesting or exercisability of any Option under such agreement upon the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer.

        As a holder of Options under the Plan, you may submit to the Company this Option Election exercising all of your outstanding Options that have an exercise price (the "Exercise Price") less than the Offer Price (whether or not such Options were previously exercisable) and instructing the Company to deposit each of the Common Shares issuable under all such Options (the "Option Shares") in the Common Shares Offer, as set forth below under "Instructions"; provided that any exercise of an Option must be in accordance with the terms of the Plan.

        Subject to any limitations of applicable legislation, the Company will advance the funds necessary to exercise the Options (the "Advanced Funds"), without interest, to each holder of Options (other than executive officers of the Company and members of the Company's Board of Directors) who executes and delivers a valid Option Election.

        If you are an executive officer of the Company or a member of the Company's Board of Directors, you will not be permitted to receive or make use of the Advanced Funds. Upon the exercise of your Options, you will be required to make a payment of the aggregate Exercise Price thereof. Any such payment will be promptly returned (without interest) to you in the event that the Offeror does not purchase the Common Shares pursuant to the Common Shares Offer. You should contact Robert Gagnon, the Company's Vice President, Finance and Information Technology, at the telephone number provided below to obtain instructions for remitting your payment to the Company. You should, however, immediately submit your Option Election to the Company.

        If you are not an executive officer of the Company or a member of the Company's Board of Directors, by executing this Option Election, you hereby irrevocably agree, effective as of immediately prior to the Expiry Time and contingent upon the purchase of the Common Shares by the Offeror pursuant to the Common Shares Offer:

  (i)
  to borrow from the Company, without interest, the Advanced Funds;

  (ii)
  to fully exercise each of the Options you hold;

  (iii)
  to instruct the Company to tender each of the Option Shares to the Common Shares Offer on your behalf;

  (iv)
  to instruct the Offeror to deduct, from the Offer Price payable to you pursuant to the Common Shares Offer in respect of the Option Shares, an amount equal to the Advanced Funds and to pay such amount directly to the Company on your behalf in full repayment of the Advanced Funds; and

  (v)
  that you will only be entitled to receive, as consideration for the Option Shares under the Common Shares Offer, an amount equal to (A) the Offer Price multiplied by the number of Option Shares issuable upon exercise of such Options minus (B) the amount of the Advanced Funds (being the aggregate Exercise Price of all your Options).

        If you are an executive officer of the Company or a member of the Company's Board of Directors, by executing this Option Election, you hereby irrevocably agree, effective as of immediately prior to the Expiry Time and contingent upon the purchase of the Common Shares by the Offeror pursuant to the Common Shares Offer:

  (i)
  to fully exercise each of the Options you hold;

  (ii)
  to instruct the Company to tender each of the Option Shares to the Common Shares Offer on your behalf; and

  (iii)
  that you will be entitled to receive, as consideration for the Option Shares under the Common Shares Offer, an amount equal to the Offer Price multiplied by the number of Option Shares issuable upon exercise of such Options.

        By signing below, you acknowledge that you have been advised that (1) Options held by you that are not already vested will become vested immediately prior to the Expiry Time (contingent upon the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer), (2) the Company, the Offeror and Parent will make it possible for Option Shares to be deposited in the Common Shares Offer, (3) upon the exercise of your Options pursuant to this Option Election, you will have no further rights under such Option, and (4) in the event that the Offeror does not purchase any Common Shares pursuant to the Common Shares Offer, you will be deemed not to have exercised any Options pursuant to this Option Election and any amount forwarded by you to the Company on account of the Exercise Price of such Options will be returned to you. Option holders who hold Options that are currently exercisable and vested should note that they may exercise their Options at any time, whether or not the Offeror has purchased Common Shares pursuant to the Common Shares Offer. However, while Options not exercised at least two business days prior to the Expiry Time will remain outstanding, the Offeror has indicated that following completion of the Offers, it will take steps to acquire any Common Shares not acquired pursuant to the Offers, including any Common Shares issued pursuant to the exercise of Options.

        TO ASSURE THAT YOUR OPTION ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS OPTION ELECTION AND DELIVER IT TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004, UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

        IF YOU HAVE NOT EXECUTED THIS OPTION ELECTION AND RETURNED IT TO THE COMPANY BEFORE 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004, UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN, YOUR OPTIONS WILL NOT BE EXERCISED. THE COMPANY INTENDS TO ACCELERATE THE VESTING OR EXERCISABILITY OF ALL OPTIONS (CONTINGENT UPON THE PURCHASE BY THE OFFEROR PURSUANT TO THE COMMON SHARES OFFER), WHETHER OR NOT YOU RETURN THIS OPTION ELECTION.

        If you require additional information concerning the terms and conditions of the Offers, please call Georgeson Shareholder Communications Inc., the Information Agent, at (800) 849-5069. If you require additional information concerning the procedure to deposit Option Shares or the completion of this Option Election, please call Robert Gagnon, Vice President, Finance and Information Technology, at the Company at (514) 738-7300.

        BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFERING MATERIALS AND ALL OTHER ENCLOSED MATERIALS.

        THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CONSULTATION WITH ITS FINANCIAL AND LEGAL ADVISORS, RECEIPT OF RECOMMENDATIONS FROM ITS SPECIAL COMMITTEE AND RECEIPT OF A FAIRNESS OPINION FROM ITS FINANCIAL ADVISOR, HAS DETERMINED THAT THE OFFERS ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES AND THAT THE OFFERS ARE IN THE BEST INTERESTS OF THE COMPANY. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE OFFERS, THE SUPPORT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS UNANIMOUSLY RECOMMENDED THAT THE HOLDERS OF SHARES ACCEPT THE OFFERS.

INSTRUCTIONS

        Carefully complete this Option Election. To assure that your Option Election can be processed on time, please be sure to sign and date the form and return this Option Election to the Company at 160 Graveline Street, St. Laurent, Quebec, Canada H4T 1R7, Attention: Robert Gagnon, Vice President, Finance and Information Technology, no later than 5:00 p.m., Montreal time, on March 5, 2004, unless the Offers are extended or withdrawn.

        The Company reserves the absolute right to waive any defect or irregularity in the exercise of any Option or the deposit of any Option Shares. No exercise of Options and deposit of Option Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Canadian Forwarding Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in deposits or exercises of Options and Option Shares, and none of them will incur any liability for failure to give any such notice.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE DEPOSITING HOLDER OF OPTIONS. NO FACSIMILE TRANSMISSIONS OF THE OPTION ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY BY 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004.

Option Exercise

        If you want to exercise your Options and deposit your Option Shares in the Offers, follow the instructions below.

        THE OFFERS AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., MONTREAL TIME, ON MARCH 9, 2004, UNLESS THE OFFEROR EXTENDS THE OFFERS. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO PARTICIPATE IN THE OFFERS, YOU MUST COMPLETE AND RETURN THE ENCLOSED OPTION ELECTION AS SET FORTH BELOW PRIOR TO 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004.

        To properly complete your Option Election, you need to do the following:

  (1)
  To exercise your Options and deposit your Option Shares, please complete and sign the Option Election which is included herein.

  (2)
  Please send the Option Election, duly completed and signed, by post or by hand (during normal business hours) to Frisco Bay Industries Ltd., 160 Graveline Street, St. Laurent, Quebec, Canada H4T 1R7, Attention: Robert Gagnon, Vice President, Finance and Information Technology. The Offers are currently scheduled to expire at 12:01 a.m., Montreal time, on March 9, 2004 unless extended or earlier terminated. However, holders of Options wishing to exercise Options and deposit Option Shares must return the Option Election so as to arrive no later than 5:00 p.m., Montreal time, on March 5, 2004 to allow the Company sufficient time to process the request and remit these documents to the Depositary. NO FACSIMILE TRANSMITTALS OF THE OPTION ELECTION WILL BE ACCEPTED.

Withdrawal

        If completely and properly submitted, your direction to exercise Options and deposit the related Common Shares will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the final expiration of the Offers, unless extended. In order to make an effective withdrawal, you must submit a new Option Election which may be obtained by calling Mr. Gagnon at the Company at

(514) 738-7300 (or use a photocopy of an Option Election). Your new Option Election must be signed and dated on the last page of this Option Election. You must also write "WITHDRAW" in the space beneath the signature block on the last page of this Option Election. Upon receipt of a new, signed, dated and properly completed Option Election, your previous direction will be deemed canceled. You may be deemed to re-exercise your Options and be deemed to re-deposit your Option Shares by obtaining another Option Election from Mr. Gagnon (or use a photocopy of an Option Election) and repeating the previous instructions for directing exercises and deposits as set forth above.

Certain Tax Information

        See Sections 15 and 16 of the accompanying Circular for a summary of material U.S. federal income tax and Canadian tax consequences of the Offers. Contact Mr. Gagnon to request a copy of the relevant form to complete to prevent backup U.S. federal income tax withholdings of 28%. Generally, U.S. holders would complete a Substitute Form W-9 and non-U.S. holders would complete a Form W-8. Option holders are urged to consult their own tax advisors as to the particular tax consequences to them of the Offers, including the effect of U.S. federal, state and local tax laws, Canadian tax laws or foreign tax laws, as well as to his or her qualifications for an exemption from backup withholding and the procedure for obtaining such exemption.

Further Information

        If you require additional information concerning the terms and conditions of the Offers, please call Georgeson Shareholder Communications Inc., the Information Agent, at (800) 849-5069. If you require additional information concerning the procedure to deposit Common Shares receivable upon exercise of your Options or the completion of this Option Election, please call Mr. Gagnon at the Company at (514) 738-7300.

SIGNATURE
(REQUIRED)

        The undersigned acknowledges receipt of the Offering Materials from the Offeror and Parent and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Option Election and the Offering Materials, to carry out the instructions contained in this form.

        By signing below and returning this Option Election, conditioned upon the purchase of the Common Shares by the Offeror pursuant to the Common Shares Offer, I hereby irrevocably:

  1.
  agree, if I am not an executive officer of the Company or a member of the Company's Board of Directors, effective as of immediately prior to the Expiry Time and contingent upon the purchase of the Common Shares by the Offeror pursuant to the Common Shares Offer:

  (i)
  to borrow from the Company, without interest, the Advanced Funds;

  (ii)
  to fully exercise each of the Options I hold;

  (iii)
  to instruct the Company to tender on my behalf each of the Option Shares to the Common Shares Offer;

  (iv)
  to instruct the Offeror to deduct, from the Offer Price payable to me pursuant to the Common Shares Offer in respect of the Option Shares, an amount equal to the Advanced Funds and to pay such amount directly to the Company on my behalf in full repayment of the Advanced Funds; and

  (v)
  that I will only be entitled to receive, as consideration for the Option Shares under the Common Shares Offer, an amount equal to (A) the Offer Price multiplied by the number of Option Shares issuable upon exercise of such Options minus (B) the amount of the Advanced Funds (being the aggregate Exercise Price of all my Options); or

  2.
  agree, if I am an executive officer of the Company or a member of the Company's Board of Directors, effective as of immediately prior to the Expiry Time and contingent upon the purchase of the Common Shares by the Offeror pursuant to the Common Shares Offer:

  (i)
  to fully exercise each of the Options I hold;

  (ii)
  to instruct the Company to tender each of the Option Shares to the Common Shares Offer on my behalf; and

  (iii)
  that I will be entitled to receive, as consideration for the Option Shares under the Common Shares Offer, an amount equal to the Offer Price multiplied by the number of Option Shares issuable upon exercise of such Options;

  3.
  authorize the Company and the Offeror, jointly and severally (solidarily), and any director or officer of the Company or the Offeror or any agent of such person to act as my attorney (agent) on my behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to or in consequence of the acceptances I have made in this Option Election and I hereby undertake to execute any further assurances that may be required in connection with such acceptances;

  4.
  undertake to confirm and ratify any action properly and lawfully taken on my behalf by any attorney (agent) appointed by or pursuant to this Option Election;

  5.
  authorize and direct the Company to deliver to the Depositary on my behalf this Option Election, all Share certificate(s) representing the Option Shares to be issued to me upon exercise of the Options and all other documents that the Depositary may reasonably require in connection with the deposit of such Option Shares under the Common Shares Offer;

  6.
  upon the completion of the Common Shares Offer, authorize the Depositary to deliver to the Offeror, as the purchaser of the Common Shares in accordance with the Common Shares Offer, all Share certificate(s) representing the Option Shares to be issued to me upon exercise of the Options, the delivery of such Share certificate(s) to be made against the payment by the Offeror to the Depositary of the aggregate sales proceeds payable to me as set forth in Instructions 1 and 2 above (the "Aggregate Sales Proceeds");

  7.
  to facilitate the deduction of certain taxes, social security contributions and other similar deductions that are required by law to be withheld from the Aggregate Sales Proceeds that will be payable to me upon completion of the Common Shares Offer, instruct the Depositary to remit to the Company the Aggregate Sales Proceeds received from the Offeror in respect of the Option Shares I have instructed the Company to deposit under the Common Shares Offer in accordance with this Option Election;

  8.
  acknowledge and agree that a cheque for the Aggregate Sales Proceeds will be sent by mail to the mailing address set forth below my signature on this Option Election promptly after the completion of the Offers;

  9.
  acknowledge and agree that under no circumstances will interest accrue or be paid to me in respect of Options or Common Shares on any amount received on my behalf, regardless of any delay in making any payments to me in respect of such Options or Common Shares;

  10.
  acknowledge and agree that any payment of the Aggregate Sales Proceeds will be made net of any applicable tax or withholding on account of tax, social security contributions and other similar deductions that the Company may be required by applicable legislation to withhold, as the case may be, and that, should any withholding or deduction be required in respect of the Aggregate Sales Proceeds delivered pursuant to the Common Shares Offer as contemplated above, the Company and/or the Offeror will be entitled to withhold in respect of such withholding or deduction from the Aggregate Sales Proceeds, which will be reduced by the amount of such withholding or deduction (unless I have submitted with this form, or pursuant to subsequent notification from the Company, a cheque in an amount sufficient to cover the amount of such withholding or deduction);

  11.
  acknowledge and agree that in the event that the Offeror does not purchase any Common Shares pursuant to the Common Shares Offer, I will be deemed not to have exercised any Options pursuant to this Option Election and any amounts forwarded by me to the Company on account of the Exercise Price of such Options will be returned to me; and

  12.
  acknowledge and agree that this Option Election (including, without limitation, all terms, conditions, acknowledgements and representations included herein) will be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

        By executing this Option Election, I further represent and warrant to the Company, the Offeror, Parent and the Depositary as follows:

  1.
  this Option Election constitutes a legal, valid and binding obligation of mine; and

  2.
  I (i) am able to meet my obligations as they generally become due; (ii) have not ceased paying my current obligations in the ordinary course of business as they generally become due; (iii) have aggregate property which is, at a fair valuation, sufficient or, if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all my obligations due and accruing due; (iv) have not instituted or had instituted against me any proceeding seeking (x) to adjudicate me a bankrupt or insolvent, (y) protection, relief or composition of my debts under any law relating to bankruptcy, insolvency or relief of debtors including any proposal or any other proceeding involving or affecting my creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for me or for any part of my properties and assets; (v) am not currently an undischarged bankrupt; (vi) am not subject to any garnishment, attachment, execution or similar proceedings; and (vii) have not taken any action to authorize or consent to any of the above actions.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

Signature:	Date:
Name:	Social Insurance or Social Security Number:
Address:
(Street Address, including Apartment Number—Please Print)

(City)	(Province or State)	(Postal or Zip Code)

IF YOU ARE AN EXECUTIVE OFFICER OR DIRECTOR OF THE COMPANY, YOU SHOULD CONTACT ROBERT GAGNON AT (514) 738-7300 TO OBTAIN INSTRUCTIONS FOR REMITTING PAYMENT OF THE AGGREGATE EXERCISE PRICE TO THE COMPANY.

QuickLinks

OPTION ELECTION To Exercise Options and to Deposit Shares of Common Stock of Frisco Bay Industries Ltd. Pursuant to the Offers To Purchase all of the outstanding shares of Common Stock and all of the outstanding shares of Class A Common Stock of Frisco Bay Industries Ltd. at U.S.$15.25 in cash per share by 6181708 Canada Inc., an indirect wholly owned subsidiary of The Stanley Works
INSTRUCTIONS
SIGNATURE (REQUIRED)